UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement with Mead Park Capital Partners LLC and Mead Park Holdings, LP

On May 9, 2013, Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), entered into a Securities Purchase Agreement (the “MP Purchase Agreement”), by and among the Company, Mead Park Capital Partners LLC a Delaware limited liability company, (the “MP Buyer”), and solely for purposes of Section 6.3 thereof, Mead Park Holdings, LP, a Delaware limited partnership (“Mead Park”). Pursuant to the MP Purchase Agreement, the MP Buyer has agreed to purchase from the Company, and the Company has agreed to issue and to sell to the MP Buyer, (i) an aggregate of 1,949,167 newly issued shares (collectively, the “MP Common Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), for a purchase price of $2.00 per share, representing an aggregate purchase price of $3,898,334 (the “MP Common Stock Purchase Price”); and (ii) a convertible senior promissory note (the “MP Note”) in the aggregate principal amount of $5,847,501 (the “MP Note Purchase Price”). The Company anticipates that the closing (the “MP Closing”) of the transactions contemplated by the MP Purchase Agreement (collectively, the “MP Transaction”) will occur during the third quarter of 2013.

Pursuant to the MP Purchase Agreement, on the date of the MP Closing (such date shall be referred to as the “Effective Date”), the MP Buyer will pay to the Company, in cash, the MP Common Stock Purchase Price and the MP Note Purchase Price in consideration for the MP Common Shares and the MP Note.

Under the MP Purchase Agreement, not later than forty-five days after the execution of the MP Purchase Agreement, the Company will call its 2013 annual meeting of stockholders in order to vote on the approval of the issuance of the MP Common Shares, the issuance of the Common Stock into which the MP Note may be converted (the “MP Conversion Shares”), and the issuance, pursuant to the Cohen Purchase Agreement (as defined below), of the Cohen Common Shares (as defined below) and the common stock into which the Cohen Note (as defined below) may be converted (the “Cohen Conversion Shares” and, collectively with the MP Conversion Shares, the “Conversion Shares”). In addition, the Board of Directors of the Company (the “Board of Directors”) has agreed to recommend that the Company’s stockholders vote to approve such issuances.

The MP Purchase Agreement also provides that, at the Company’s 2013 annual meeting of stockholders, the Board of Directors will nominate Jack DiMaio, the CEO and founder of Mead Park Management LLC, an affiliate of Mead Park, and Christopher Ricciard, a partner in Mead Park, the Company’s former President, for election to the Board of Directors, recommend their election to the stockholders, and solicit proxies for their election. Following the 2013 annual meeting, at any meeting at which the Company’s stockholders may vote for the election of directors, for so long as the MP Buyer, Mead Park or any of their controlled affiliates and principals collectively own (i) 15% or more of the Company’s outstanding Common Stock (counting for such purposes all Conversion Shares and units of membership interest of its direct subsidiary, IFMI, LLC (“IFMI Units”) as outstanding shares of Common Stock), the MP Buyer may designate two individuals to stand for election at such meeting; and (ii) less than 15% but greater than or equal to 10% of the Company’s outstanding Common Stock (counting for such purposes all MP Conversion Shares and IFMI Units as outstanding shares of Common Stock), the MP Buyer may designate one individual to stand for election at such meeting. If the collective ownership of the MP Buyer, Mead Park and any of their controlled affiliates and principals falls below these thresholds, the MP Buyer has agreed to cause its representative or representatives, as applicable, to resign from the Board of Directors.

Under the MP Purchase Agreement, as soon as reasonably practicable following the MP Closing, and thereafter for so long as the MP Buyer, Mead Park or any of their controlled affiliates and principals collectively own 10% or more of the Company’s outstanding Common Stock (counting for such purposes all MP Conversion Shares and IFMI Units as outstanding shares of Common Stock) (a “Minimum Ownership Interest”) and Jack DiMaio is a Company director and agrees to act as Chairman of the Board of Directors, the Company has agreed to cause Jack DiMaio to be elected and appointed as the Chairman of the Board of Directors. In addition, for so long as the MP Buyer, Mead Park or any of their controlled affiliates and principals collectively own a Minimum Ownership Interest, and both (i) Jack DiMaio is no longer Chairman of the Board of Directors due to his death, disqualification or removal from office as director, and (ii) Christopher Ricciardi is a member of the Board of Directors and agrees to act as Chairman thereof, then the Company has agreed to cause Mr. Ricciardi to be elected and appointed as the Chairman of the Board of Directors. In all other situations (including in the event Mr. DiMaio resigns or retires from his positions as Chairman of the Board of Directors), the Chairman of the Board of Directors will be elected and appointed pursuant to the Company’s bylaws.

The MP Purchase Agreement provides that, after the MP Closing, for so long as the MP Buyer, Mead Park or any of their controlled affiliates and principals collectively own a Minimum Ownership Interest, at any time that the Company or its direct subsidiary, IFMI, LLC (“IFMI”) makes any public or nonpublic offering or sale of any new equity securities, the MP Buyer must be afforded the opportunity to acquire, on the same terms, an amount of such equity securities such that the MP Buyer can maintain the same ownership percentage of such equity securities as it enjoyed immediately prior to such issuance.

Further, following the MP Closing, for so long as the MP Buyer, Mead Park or any of their controlled affiliates and principals collectively own a Minimum Ownership Interest, the Company may not redeem, recapitalize or repurchase any shares of capital stock of the Company or any securities that are convertible into or exchangeable into or exercisable for capital stock of the Company unless the MP Buyer is given the right to participate in such redemption, recapitalization, or repurchase in a pro rata manner.

Under the MP Purchase Agreement, following the MP Closing, for so long as the MP Buyer, Mead Park or any of their controlled affiliates and principals collectively own a Minimum Ownership Interest, Mead Park shall use its reasonable best efforts to (i) provide the Company with access to information regarding the funding relationships of Mead Park and its affiliates; (ii) assist the Company in establishing business relationships with credit trading desks at other institutions; (iii) source new corporate medium-term notes and new annuities for distribution through the Company’s distribution channels; (iv) assist the Company with sourcing external personnel to expand key business lines within the Company; and (v) introduce the Company to potential sources of capital. In addition, Mead Park shall, to the extent commercially practicable, offer C&Co/PrinceRidge Holdings LP (formerly PrinceRidge Holdings LP), an indirect subsidiary of the Company (“PrinceRidge”), the opportunity to serve as a co-manager for the placement of securities in connection with collateralized loan obligation (CLO) products and other transactions sponsored, managed and/or advised by Mead Park or its affiliates, on commercially reasonable and arms’ length terms.

Under the MP Purchase Agreement, the MP Closing is subject to the satisfaction of certain conditions, including, without limitation, that (i) the NYSE MKT approves the listing of, and the Company’s stockholders approve the issuance of, the MP Common Shares, the Cohen Common Shares and the Conversion Shares; (ii) the Board of Directors consists of Daniel G. Cohen (the current Chairman, Chief Executive Officer and Chief Investment Officer of both the Company and IFMI), Jack DiMaio, Christopher Ricciardi, and five of the Company’s current independent directors; (iii) Jack DiMaio is appointed as Chairman of the Board of Directors and Daniel G. Cohen is appointed as Vice-Chairman of the Board of Directors and President of the Company’s European operations, including the President of Cohen & Company Financial Limited

(formerly known as EuroDekania Management LTD), a wholly-owned subsidiary of the Company organized under the laws of the United Kingdom; and (iv) pursuant to the Cohen Purchase Agreement, at the time of the MP Closing, the Cohen Buyer (as defined below) purchases the Cohen Common Shares and the Cohen Note (as defined below).

Pursuant to the MP Purchase Agreement, each party shall bear its own expenses in connection with the MP Transaction. However, if the MP Purchase Agreement is terminated under certain circumstances, then the Company will reimburse the MP Buyer for all out-of-pocket expenses incurred by the MP Buyer and its affiliates in connection with the MP Transaction (including fees and expenses of counsel), up to $300,000.

The MP Purchase Agreement contains customary termination provisions and the MP Buyer and the Company offer customary indemnifications thereunder. Further, the MP Buyer and the Company provide each other with customary representations and warranties and the Company makes customary affirmative covenants.

As described above, at the MP Closing, the MP Note will be issued to the MP Buyer in the aggregate principal amount of $5,847,501. Under the MP Note, the outstanding principal amount is due and payable to the holder thereof, in full, five years following the issuance of the MP Note, unless it is earlier converted (in the manner described below). The MP Note accrues 8% interest per year, payable quarterly. If no event of default has occurred under the MP Note, (i) if dividends of less than $0.02 per share are paid on the Common Stock in any fiscal quarter prior to an interest payment date, then the Company may pay one-half of the interest payable on such date in cash, and the remaining one-half of the interest otherwise payable will be added to the principal amount of the MP Note then outstanding; and (ii) if no dividends are paid on the Common Stock in the fiscal quarter prior to an interest payment date, then the Company may make no payment in cash of the interest payable on such date, and all of the interest otherwise payable on such date will be added to the principal amount of the MP Note then outstanding. The MP Note contains a customary “Events of Default” clause. Upon the occurrence or existence of any “Event of Default” under the MP Note, the outstanding principal amount is (or in certain instances, at the option of the holder thereof, may be) immediately accelerated. Further, upon the occurrence of any “Event of Default” under the MP Note and for so long as such Event of Default continues, all principal, interest and other amounts payable under the MP Note will bear interest at a rate equal to 9% per year. The MP Note may not be prepaid in whole or in part prior to the maturity date without the prior written consent of the holder thereof (which may be granted or withheld in its sole discretion).

At any time following the date upon which the MP Note is issued, the holder thereof may convert all or any part of the outstanding principal amount of the MP Note into shares of Common Stock at a $3.00 per share conversion price, subject to customary anti-dilution adjustments.

The indebtedness evidenced by the MP Note and the payment of all principal, interest and any other amounts payable thereunder (i) is senior to all indebtedness of the Company incurred following the date of the MP Note, and any subordinated or junior subordinated indebtedness of the Company outstanding as of the date of the MP Note, and (ii) ranks pari passu to the Cohen Note and any other senior obligations of the Company outstanding as of the date of the MP Note.

The foregoing description of the MP Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the MP Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Securities Purchase Agreement with Cohen Bros. Financial, LLC

Contemporaneously with the execution of the MP Purchase Agreement, the Company entered into a Securities Purchase Agreement (the “Cohen Purchase Agreement” and, together with the MP Purchase Agreement, the “Purchase Agreements”), by and between the Company and Cohen Bros. Financial, LLC, a Delaware limited liability company of which Daniel G. Cohen is the sole member (the “Cohen Buyer”), pursuant to which the Cohen Buyer has agreed to purchase from the Company, and the Company has agreed to issue and to sell to the Cohen Buyer (i) an aggregate of 800,000 newly issued shares (collectively, the “Cohen Common Shares”) of Common Stock, for a purchase price of $2.00 per share, representing an aggregate purchase price of $1,600,000; and (ii) a convertible senior promissory note (the “Cohen Note”) in the aggregate principal amount of $2,400,000.

The material terms and conditions of the Cohen Purchase Agreement are substantially the same as the MP Purchase Agreement. However, the Cohen Purchase Agreement provides that, at any meeting at which the stockholders may vote for the election of directors, for so long as the Cohen Buyer or any of its controlled affiliates and principals or any members of Daniel G. Cohen’s “Family Group” (as defined in the Cohen Purchase Agreement) collectively own 10% or more of the Company’s outstanding Common Stock (counting for such purposes all Cohen Conversion Shares and IFMI Units as outstanding shares of Common Stock), the Cohen Buyer may designate one individual to stand for election at such meeting. If the collective ownership of the Cohen Buyer and any of its controlled affiliates and principals and members of Mr. Cohen’s Family Group falls below this threshold, the Cohen Buyer has agreed to cause its representative to resign.

In addition, the terms of the MP Note and the Cohen Note are substantially identical.

The foregoing description of the Cohen Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cohen Purchase Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Registration Rights Agreement

Contemporaneously with the execution of the Purchase Agreements, the Company, the MP Buyer and the Cohen Buyer entered into a Registration Rights Agreement (the “Registration Rights Agreement”), which will become effective as of the Effective Date. Pursuant to the Registration Rights Agreement, the Company agreed to, no later than thirty days after the Effective Date, file a registration statement for the resale of the MP Common Shares, the Cohen Common Shares, and the Conversion Shares. The Company will use its reasonable best efforts to cause the registration statement to become effective as soon as practicable after the filing thereof and remain continuously effective for a period of three years, and the Company will file a new registration statement upon request of the MP Buyer or Mr. Cohen.

In addition, in the event that the Company proposes to register any of its Common Stock in connection with an underwritten public offering (whether an offering of Common Stock by the Company, stockholders of the Company, or both, subject to certain exceptions), the Company has agreed to, at the request of the MP Buyer and/or Cohen Buyer, as applicable, include in such registration any of the MP Common Shares, the Cohen Common Shares, and the Conversion Shares, subject to the terms of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The Preferred Stock Exchange Agreement

Contemporaneously with the execution of the Purchase Agreements, the Company entered into a Preferred Stock Exchange Agreement (the “Exchange Agreement”), between the Company and the Cohen Buyer, pursuant to which the Cohen Buyer exchanged with the Company 4,983,557 shares of Series D Voting Non-Convertible Preferred Stock of the Company (collectively, the “Series D Shares”), representing all of the issued and outstanding Series D Shares, for 4,983,557 newly issued shares of Series E Voting Non-Convertible Preferred Stock of the Company (collectively, the “Series E Shares”). The Exchange Agreement was immediately effective.

The Series D Shares and the Series E Shares have substantially identical rights, preferences, privileges and restrictions other than with respect to the timing of the Company’s obligation to redeem the Series E Shares. The terms of the Series E Shares provide that, if the Company causes the redemption of or otherwise acquires any of the IFMI Units owned by Daniel G. Cohen as of May 9, 2013 (or by certain permitted transferees thereafter), then the Company will redeem an equal number of Series E Shares. The Series E Shares are otherwise perpetual.

Under the Exchange Agreement, a restriction pursuant to which the Cohen Buyer was prohibited from causing the redemption of its IFMI Units until December 31, 2013 was terminated. Thus, similar to the other non-Parent members of IFMI LLC, the Cohen Buyer may now cause the redemption of its IFMI Units at any time.

Pursuant to the Exchange Agreement, the Series D Shares have been cancelled. The Exchange Agreement contains customary representations, warranties, agreements and obligations of the parties.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Section 382 Rights Agreement

In connection with the transactions contemplated by the Purchase Agreements, on May 9, 2013, the Company entered into a Section 382 Rights Agreement (the “Rights Agreement”) between the Company and Computershare Shareowner Services LLC (the “Rights Agent”).

The Rights Agreement provides for a distribution of one preferred stock purchase right (a “Right,” and collectively, the “Rights”) for each share of Common Stock outstanding to stockholders of record at the close of business on May 20, 2013 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit (a “Unit”) consisting of one ten-thousandth of a share of the Company’s Series C Junior Participating Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a Purchase Price of $100.00 per Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

The Board of Directors adopted the Rights Agreement in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss and net capital loss carry forwards (the “deferred tax assets”) to reduce potential future federal income tax obligations. The Company has experienced substantial operating and capital losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, the Company may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the deferred tax assets do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of deferred tax assets, and therefore these deferred tax assets could be a substantial asset to the Company. However, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use the deferred tax assets will be substantially limited, and the timing of the usage of the deferred tax assets could be substantially limited and/or delayed, which could therefore significantly impair the value of those assets.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a “Distribution Date” will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as defined below) (the “Stock Acquisition Date”) or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. “Acquiring Person” means any person who or which, together with all affiliates and associates of such person, shall be the beneficial owner of 4.95% or more of the shares of Common Stock then outstanding, excluding the Company and any “Exempted Person” (as defined below). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

Any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock and/or other securities exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock outstanding on May 9, 2013 or is set forth in the Rights Agreement as such, will be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner (and so long as such person continues to be the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock) of additional shares of Common Stock, except (x) pursuant to equity compensation awards granted to such person by the Company or options or warrants outstanding and beneficially owned by such person as of May 9, 2013, or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof; or (y) as a result of a stock split, stock dividend or the like; or (z) as a result of an increase in the principal amount of a Note pursuant to the payment-in-kind interest provisions (as described above) set forth in such Note. In addition, any person who, together with all affiliates and associates of such person, becomes the beneficial owner of Common Stock and/or other securities exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock then outstanding as a result of a purchase by the Company or any of its subsidiaries of shares of Common Stock will also be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and will be deemed to be an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner, at any time after the date such person became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, of additional shares of Common Stock, except if such additional securities are acquired (x) pursuant to the exercise of options or warrants to purchase Common Stock outstanding and beneficially owned by such person as of the date such person became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock or as a result of an adjustment to the number of shares of Common Stock for which such options or warrants are exercisable pursuant to the terms thereof, or (y) as a result of a stock split, stock dividend or the like. In addition, any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock and/or other securities exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock outstanding, and whose beneficial ownership would not, as determined by the Board of Directors in its sole discretion, jeopardize or endanger the availability of the Company of its deferred tax assets, will be an “Exempted Person.” However, any such person will cease to be an Exempted Person if (x) such person ceases to beneficially own 4.95% or more of the shares of the then outstanding Common Stock or (y) the Board of Directors, in its sole discretion, makes a contrary determination with respect to the effect of such person’s beneficial ownership (together with all affiliates and associates of such person) with respect to the availability to the Company of its deferred tax assets. A purchaser, assignee or transferee of the shares of Common Stock (or options or warrants exercisable for Common Stock) from an Exempted Person will not thereby become an Exempted Person, except that a transferee from the estate of an Exempted Person who receives Common Stock as a bequest or inheritance from an Exempted Person shall be an Exempted Person so long as such transferee continues to be the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock.

The Rights are not exercisable until the Distribution Date and will expire on the earliest of (i) the close of business on October 1, 2016, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, and (v) the beginning of a taxable year of the Company to which the Board of Directors determines that certain tax benefits may not be carried forward. At no time will the Rights have any voting power.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. Thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such (the “Flip-In Event”), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

For example, at an exercise price of $100.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200.00 worth of Common Stock (or other consideration, as noted above) for $100.00. If the Common Stock at the time of exercise had a market value per share of $20.00, the holder of each valid Right would be entitled to purchase ten (10) shares of Common Stock for $100.00.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation; (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged; or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

The Purchase Price payable, and the number of Units of Series C Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series C Preferred Stock, (ii) if holders of the Series C Preferred Stock are granted certain rights or warrants to subscribe for Series C Preferred Stock or convertible securities at less than the current market price of the Series C Preferred Stock, or (iii) upon the distribution to holders of the Series C Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series C Preferred Stock on the last trading date prior to the date of exercise.

At any time after the Stock Acquisition Date, the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (i) a number of shares of Common Stock per Right with a value equal to the spread between the value of the number of shares of Common Stock for which the Rights may then be exercised and the Purchase Price or (ii) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of Common Stock, one share of Common Stock per Right (subject to adjustment).

At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above or in the event the Rights are redeemed.

Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

IFMI, LLC Amendment to Operating Agreement

Contemporaneously with the execution of the Purchase Agreements, the Company and the members of IFMI entered into Amendment No. 2 to Amended and Restated Limited Liability Company Agreement (the “LLC Agreement Amendment”), to amend the limited liability company agreement of

IFMI (the “LLC Agreement”). The LLC Agreement Amendment provides that, among other things, (i) the Board of Managers of IFMI (the “Board of Managers”) and the Board of Directors shall consist of the same persons; and (ii) the Chairman and Vice Chairman (if any) of the Board of Managers shall be the same persons that are the Chairman and Vice Chairman (if any) of the Board of Directors. In addition, the LLC Agreement Amendment eliminates certain rights of those members of IFMI (other than the Company) that own at least 10% of the IFMI Units (the “Designated Non-Parent Members”), and provides for the expiration of certain rights of the Designated Non-Parent Members that continue under the LLC Agreement Amendment. In this regard, the LLC Agreement Amendment provides that, until January 3, 2016, IFMI shall not, without receiving advance approval by the Company and a majority vote of the Designated Non-Parent Members take or permit to be taken any of the following actions: (a) enter into or suffer a transaction constituting a “Company Change of Control” (as defined in the LLC Agreement); (b) further amend the Certificate of Formation of IFMI if such amendment adversely affects the Designated Non-Parent Members; or (c) adopt any IFMI plan of liquidation or dissolution, or file a certificate of dissolution to dissolve IFMI; provided, however, in the case of actions set forth in (a) and (c) above, approval by a majority vote of the Designated Non-Parent Members is not required if the gross cash proceeds received in connection with such action by the sole Designated Non-Parent Member as of May 9, 2013 equal or exceed $6.00 per IFMI Unit and share of Common Stock (as appropriately adjusted in certain circumstances) held by such sole Designated Non-Parent Member at the time of such action.

The foregoing description of the LLC Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the LLC Agreement Amendment, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Voting Agreements

In connection with the transactions contemplated by the Purchase Agreements, Daniel G. Cohen, Christopher Ricciardi, each member of the Board of Directors and certain members of management, collectively representing approximately 52% of the Company’s outstanding voting securities, have entered into Voting Agreements (the “Voting Agreements”). Pursuant to the Voting Agreements, the executing stockholders have agreed to vote, at the Company’s 2013 annual meeting of stockholders, all of their shares of the Company’s voting securities owned, or which they have the power to vote, as of the record date of such annual meeting, in each case in favor of (i) the issuance of the MP Common Shares and the MP Conversion Shares to the MP Buyer, (ii) the issuance of the Cohen Common Shares and the Cohen Conversion Shares to the Cohen Buyer, and (iii) the election of Jack DiMaio, Christopher Ricciardi, and five of the Company’s current independent directors nominated to stand for election to the Board of Directors.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, the form of which is attached as Exhibit H to each of the Purchase Agreements.

Item 1.02.	Termination of Material Definitive Agreement.

See Item 5.02 below for information concerning the termination of the PrinceRidge Executive Agreement (as defined below), which is incorporated by reference in response to this Item 1.02.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01 above for information concerning the MP Common Shares, the Cohen Common Shares, the MP Note, the Cohen Note, and the Series E Shares, which is incorporated by reference in response to this Item 3.02. In issuing the MP Common Shares, the Cohen Common Shares, the MP Notes, the Cohen Notes, and the Series E Shares without registration, the Company relied upon the exemptions contained in Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03.	Material Modification to Rights of Security Holders

See Item 1.01 above for information concerning the Rights Agreement and the LLC Agreement, each of, which is incorporated by reference in response to this Item 3.03.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers.

Daniel G. Cohen Amended and Restated Employment Agreement

In connection with the Company’s entering into the Purchase Agreements, Daniel G. Cohen entered into an Amended and Restated Employment Agreement with the Company and IFMI, and, solely for purposes of Sections 6.4 and 7.5 thereof, PrinceRidge and C&Co/PrinceRidge Partners LLC (formerly known as PrinceRidge Partners LLC) (the “Executive Agreement”), pursuant to which he will serve as Vice Chairman of the Board of Directors, Vice Chairman of the Board of Managers, President of Cohen & Company Financial Limited, and President and Chief Executive of the “European Business” (as defined in the Executive Agreement). The Executive Agreement amends and restates Mr. Cohen’s Employment Agreement, dated February 18, 2010, as amended by Amendment No. 1 to Employment Agreement, dated December 18, 2012, with the Company and IFMI (the “Prior Employment Agreement”) and provides for the termination of Mr. Cohen’s Executive Agreement, dated May 31, 2011, with the Company, PrinceRidge and IFMI and, solely for purposes of Section 5.5 and 5.6 thereof, C&Co/PrinceRidge Partners LLC (the “PrinceRidge Executive Agreement”). The amendment and restatement of the Prior Employment Agreement and the termination of the PrinceRidge Executive Agreement did not trigger any severance payments or provision of any other benefits to Mr. Cohen.

The Executive Agreement only becomes effective upon the earlier of (a) the date on which the Company hires a new Chief Executive Officer, and (b) the Effective Date. In the event that the MP Purchase Agreement is terminated for any reason prior to the Effective Date, the Executive Agreement automatically, without any further action on the part of the parties, terminates and will be of no further force or effect. The initial term of the Executive Agreement ends on December 31, 2014, however, the term will be renewed automatically for additional one year periods, unless terminated by the parties in accordance with the terms of the Executive Agreement.

Pursuant to the Executive Agreement, Mr. Cohen will receive during the term of the Executive Agreement a guaranteed payment from IFMI of at least $600,000 annually (the “Guaranteed Payment”), and be entitled to receive the following allocations from the Company: (a) a payment equal to 25% of the aggregate net income, if any, of the European Business in each calendar year as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), subject to an off-set equal to 25% of the aggregate net losses, if any, in prior periods until such net losses have been fully off-set by net income in future periods, and (2) a payment equal to 20% of the gross revenues generated on transactions that Mr. Cohen is responsible for generating for the Company’s non-European broker-dealers during each semi-annual calendar period as determined in accordance with GAAP.

In the event that the annual allocations would result in allocations earned for that calendar year related to the European Business to exceed $5,000,000 (the “European Business Annual Allocation Cap”), the Compensation Committee of the Board of Directors may, in its sole discretion and at any time prior to the payment of such allocation, reduce the amount of or totally eliminate any such allocation to the extent such allocation is in excess of the European Business Annual Allocation Cap.

During the term of the Executive Agreement, the Compensation Committee of the Board of Directors may, in its sole discretion, award Mr. Cohen additional allocations in amounts and on such terms to be determined by the Compensation Committee. The Executive Agreement provides that Mr. Cohen may participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that may be available to other senior executives of the Company generally, in each case to the extent that Mr. Cohen is eligible under the terms of such plans or programs. Mr. Cohen is entitled to participate in any equity compensation plan of the Company or IFMI in which he is eligible to participate, and may, without limitation, be granted in accordance with any such plan options to purchase IFMI Units, shares of Common Stock and other equity awards in the discretion of the Compensation Committee of the Board of Directors.

Pursuant to the Executive Agreement, in the event Mr. Cohen is terminated by the Company due to his death or disability, Mr. Cohen (or his estate or beneficiaries, as the case may be) will be entitled to receive (a) any Guaranteed Payment and other benefits (including any allocations for any period completed before termination of the Executive Agreement (the “Prior Period Allocations”)) earned and accrued, but not yet paid, under the Executive Agreement prior to the date of termination; (b) a single-sum payment equal to the Guaranteed Payment that would have been paid to him for the remainder of the year in which the termination occurs; (c) a single-sum payment equal to (x) the allocations for the period in which the termination occurs to which he would have been entitled if a termination had not occurred in such period, multiplied by (y) a fraction (1) the numerator of which is the number of days in such period preceding the termination and (2) the denominator of which is the total number of days in such period. In addition, in the event Mr. Cohen is terminated by the Company due to his death or disability, all outstanding unvested equity based awards (including, without limitation, stock options and restricted stock) held by Mr. Cohen will fully vest and become immediately exercisable, as applicable, subject to the terms of such awards.

If Mr. Cohen terminates his employment without “Good Reason” (as defined in the Executive Agreement) or the Company terminates his employment for “Cause” (as defined in the Executive Agreement), Mr. Cohen will only be entitled to any Guaranteed Payment and other benefits earned and accrued, but unpaid, prior to the date of termination.

If Mr. Cohen terminates his employment with Good Reason, or the Company terminates his employment without Cause, or the Company or IFMI terminates the Executive Agreement by not renewing the term of the Executive Agreement as provided therein, then Mr. Cohen will be entitled to receive (a) a single-sum payment equal to accrued but unpaid Guaranteed Payment and other benefits (including any Prior Period Allocations earned by Mr. Cohen), (b) a single-sum payment of an amount equal to three times (1) the average of the Guaranteed Payment amounts paid to Mr. Cohen over the three calendar years prior to the date of termination, (2) if less than three years have elapsed between the date of the Executive Agreement and the date of termination, the highest Guaranteed Payment paid to Mr. Cohen in any calendar year prior to the date of termination, or (3) if less than twelve months have elapsed from the date of the Executive Agreement to the date of termination, the highest Guaranteed Payment received in any month times twelve; provided that if the applicable calculation under (1), (2) or (3) yields less than $3,000,000, then Mr. Cohen will receive a single-sum payment of $3,000,000 in lieu of such amount; and (c) a single-sum payment equal to the allocations for the period in which the termination occurs to which he would have been entitled if a termination had not occurred in such period, multiplied by a fraction (x) the numerator of which is the number of days in such period preceding the termination and (y) the denominator of which is the total number of days in such period. In addition, if Mr. Cohen terminates his employment with Good Reason, or the Company terminates his employment without Cause, or the Company or IFMI terminates the Executive Agreement by not renewing the term of the Executive Agreement as provided therein, then all outstanding unvested equity based awards (including, without limitation, stock options and restricted stock) held by Mr. Cohen will fully vest and become immediately exercisable, as applicable, subject to the terms of such awards.

In the event of a “Change of Control of the Company” (as defined in the Executive Agreement) all of Mr. Cohen’s outstanding unvested equity-based awards become fully vested and immediately exercisable, as applicable. With respect to a Change of Control transaction, if Mr. Cohen remains with the Company through the first anniversary of a Change of Control, but leaves the Company within six months thereafter, such termination will be treated as a termination for Good Reason, and Mr. Cohen will be entitled to the compensation set forth in the preceding paragraph.

Pursuant to the Executive Agreement, if any amount payable to or other benefit to which Mr. Cohen is entitled would be deemed to constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Cohen, which is deemed to constitute a parachute payment and would result in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments shall be reduced (but not below zero) so that the maximum amount is $1.00 less than the amount which would cause the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments is equal to or greater than $50,000, then there will not be any reduction and the full amount of the parachute payment will be payable to Mr. Cohen.

All termination payments, other than for death or disability, are subject to Mr. Cohen signing a general release. In the event Mr. Cohen Agreement is terminated by the Company for Cause, by Mr. Cohen without Good Reason, or by the Executive as a result of not renewing the Executive Agreement, Mr. Cohen will be restricted for a period of six months after the end of the term of the Executive Agreement in his ability to engage in certain activities that are competitive with the Company’s sales and trading of fixed income securities or investment banking activities in any European country in which the Company or any of its controlled affiliates operates (each a “Competing Business”), provided, however, the Executive may serve as a member of the board of directors or equivalent position of any corporation or other company that is a Competing Business, provided, further, that Mr. Cohen is obligated to recuse himself from any discussion in such position if it raises a conflict of interest with respect to Mr. Cohen’s duties to the Company or adversely affects the Company. In addition for a period of 6 months following the end of the term of the Executive Agreement, regardless of the reason the term of the Executive Agreement ends, Mr. Cohen is prohibited under certain circumstances from soliciting the Company’s employees, customers and clients.

The foregoing description of the Executive Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Agreement, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Company’s entering into the Exchange Agreement, the Institutional Financial Markets, Inc. Articles Supplementary Series E Voting Non-Convertible Preferred Stock (the “Articles Supplementary”) were filed with the Secretary of State of the State of Maryland and became effective on May 9, 2013. The Articles Supplementary are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

Press Release Regarding the Rights Agreement

In addition, on May 10, 2013, the Company issued a press release, which is furnished herewith as Exhibit 99.1, announcing the Company’s entering into the Rights Agreement.

Additional Information About the Investment and Where to Find It

This communication is being made in respect of, among other things, the issuance of the MP Common Shares, the Cohen Common Shares, the MP Note and the Cohen Note pursuant to the Purchase Agreements. In connection with such issuance, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE ANNUAL MEETING CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE VOTED ON AT THE COMPANY’S 2013 ANNUAL MEETING OF STOCKHOLDERS. Stockholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by the Company, without charge, at the SEC’s website (www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA, Attn: Investor Relations, (215) 701-9555.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders regarding the issuance of the MP Common Shares, the Cohen Common Shares, the MP Note and the Cohen Note under the Purchase Agreements. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 7, 2013, and as amended by Amendment No. 1 thereto, which was filed with the SEC on April 30, 2013. Additional information regarding the interests of such individuals in the matters to be considered at the Company’s 2013 annual meeting of stockholders will be included in the proxy statement when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.ifmi.com.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the SEC, which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) whether and when the transactions contemplated by the Purchase Agreements will be consummated, (f) the ability to attract and retain personnel, (g) litigation and regulatory issues, (h) competitive pressure, (i) an inability to generate incremental income from acquired businesses, (j) unanticipated market closures due to inclement weather or other disasters, (k) satisfaction of closing conditions under the definitive purchase agreements, (l) approval by the Company’s shareholders of the contemplated transactions, and (m) closing of the contemplated transactions. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1*	Institutional Financial Markets, Inc. Articles Supplementary Series E Voting Non-Convertible Preferred Stock.

4.1*	Section 382 Rights Agreement, dated as of May 9, 2013, between Institutional Financial Markets, Inc. and Computershare Shareowner Services LLC.

10.1*	Securities Purchase Agreement, dated as of May 9, 2013, by and among Institutional Financial Markets, Inc., Mead Park Capital Partners LLC, and, solely for purposes of Section 6.3 thereof, Mead Park Holdings, LP.

10.2*	Securities Purchase Agreement, dated as of May 9, 2013, by and between Institutional Financial Markets, Inc. and Cohen Bros. Financial, LLC.

10.3*	Registration Rights Agreement, dated May 9, 2013, by and among Institutional Financial Markets, Inc., Cohen Bros. Financial, LLC and Mead Park Capital Partners LLC.

10.4*	Preferred Stock Exchange Agreement, dated May 9, 2013, by and between Institutional Financial Markets, Inc. and Cohen Bros. Financial, LLC.

10.5*	Amendment No. 2 to Limited Liability Company Agreement of IFMI, LLC, dated as of May 9, 2013, by and among each of the Members set forth on the signature pages thereto.

10.6*	Amended and Restated Employment Agreement, dated May 9, 2012, by and among IFMI, LLC, Institutional Financial Markets, Inc., Daniel G. Cohen, and C&Co/PrinceRidge Partners LLC (formerly PrinceRidge Partners LLC), and, solely for purposes of Sections 6.4 and 7.5 thereof, C&Co/PrinceRidge Holdings LP (formerly known as PrinceRidge Holdings LP).

99.1*	Press Release, dated May 10, 2013, announcing Institutional Financial Markets, Inc.’s entering into the Rights Agreement.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: May 10, 2013	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer